Exhibit 10.1

RELOCATION ASSISTANCE AGREEMENT

THIS RELOCATION ASSISTANCE AGREEMENT (the “Agreement”) is made and entered into this 9th day of February, 2009, and effective as of the 9th day of February, 2009 (the “Effective Date”), by and between Uwharrie Capital Corp, a North Carolina corporation (the “Employer”), and Brendan P. Duffey, an individual resident of North Carolina (the “Employee”).

Background Statements

A.	In connection with the employment of Employee by Employer, the parties have entered into an agreement dated May 18, 2004 (the “Employment Agreement”) which, among other things, provides for Employer to provide Employee with certain assistance pertaining to the relocation of Employee from his Current Residence to a new residence in the vicinity of Employer’s principal place of business (the “Relocation Assistance”); and

B.	The parties desire to enter into this Agreement to more definitively set forth the nature of the Relocation Assistance than is contained in the Employment Agreement.

Agreement

In consideration of the premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to other defined terms contained herein, the following capitalized terms shall mean as follows:

a. The “Current Residence” means that certain improved real property located at 112 Kelekent Lane, Cary, Wake County, North Carolina 27518-8680, parcel identification number 0751674753, and more particularly described as follows:

All that certain lot or parcel of land situated in the City of Cary, White Oak Township, Wake County, North Carolina and more particularly described as follows:

BEING all of Lot 376, Cambridge Subdivision, Phase 7, as shown on p1at entitled “Subdivision Map for Cambridge Subdivision Phase 7”, dated 4/28/97, by Kenneth Close, Inc. and recorded in Book of Maps 1997, Page 1132, Wake County Registry.

b. The “New Residence” means a permanent residence for Employee located in a county served or approved by Employer, which is being constructed for Employee.

2. General Assistance. In connection with Employee’s relocation from his Current Residence to a New Residence, Employer will pay or reimburse Employee for the following relocation costs:

a. Real estate brokerage commissions in connection with the sale of the Current Residence (at normal and customary rates for the area in which the Current Residence is located).

b. Closing costs in connection with the sale of the Current Residence (in normal and customary amounts for the area in which the Current Residence is located) including:

i. Attorneys’ fees;

ii. Escrow fees;

iii. Recording fees;

iv. Survey fees;

v. Inspection fees;

vi. Transfer taxes; and

vii. Title insurance premiums (if paid by Employee).

c. $5,000 to cover the costs of temporary housing and a housing search.

d. Closing costs in connection with the purchase of the New Residence (in normal and customary amounts for the area in which the New Residence is located) including:

i. Loan application fees;

ii. Loan origination fees;

iii. Loan discount fees (the total of origination fees and discount fees may not exceed 2 points);

iv. Appraisal fees;

v. Credit report fees;

vi. Attorneys/ closing agent fees (lender and borrower);

vii. Escrow fees;

viii. Title insurance premiums (loan policy only);

ix. Title search/ other statutory title fees;

x. Recording/ filing fees;

xi, Transfer taxes;

xii, Survey costs;

xiii. Inspection(s) fees (general home, termite, structural, radon);

xiv. Notary fee; and

xv. Tax service fees.

e. Employer will pay or reimburse Employee for expenses associated with the move from the Current Residence to the New Residence (at normal and customary rates for the area in which the Current Residence is located), as follows:

i. Packing, loading, moving, unloading of ordinary household goods and personal effects;

ii. Insurance (replacement value); and

iii. In-transit storage of up to sixty (60) days;

f. All payments or reimbursements, including the $5,000 to cover the costs of temporary housing and a housing search, but excluding mortgage discount points (which are deductible), will be grossed up to cover Employee’s applicable federal and state income taxes.

3. Sale of Current Residence. Employer will assist Employee with the sale of Employee’s Current Residence, as follows:

a. Employee and Employee’s spouse will execute and deliver to Employer a general warranty deed to the Current Residence with the name of the grantee left blank, free and clear of all liens and encumbrances, other than (i) easements and restrictions of record not materially affecting the value or use of the property for residential purposes, (ii) rights of way of public streets and highways, and (iii) the lien of ad valorem taxes not yet due and payable (the “Deed”).

b. Upon receipt of the Deed, Employer will deposit with Employee the sum of $525,000. as a deposit toward the purchase by Employer from Employee of the Current Residence (the “Deposit”).

c. A portion of the Deposit will be applied by Employee in satisfaction of (i) that certain Deed of Trust to PRLAP, Inc., as Trustee for Bank of America, N.A., securing a promissory note in the original principal amount of $336,000, recorded in Wake County, North Carolina Register of Deeds Book 8809, Page 1334, and (ii) that certain Deed of Trust to Uwharrie Mortgage, Inc., as Trustee for Bank of Stanly, securing a promissory note in the original principal amount of $75,000, recorded in Wake County, North Carolina Register of Deeds Book 13126, Page 1775.

d. Employee and Employee’s spouse will execute and deliver to Employer a Memorandum of Contract, evidencing this Agreement as a contract to convey to Employer the Current Residence, suitable for recording in the office of the Wake County, North Carolina Register of Deeds pursuant to G.S. §47-18.

e. Until the date of the first to occur of the Option Closing (as hereinafter defined) or the Sale Closing (as hereinafter defined) Employee will:

i. pay or cause to be paid on a current basis when due and payable all ad valorem taxes and assessments with respect to the Current Residence;

ii. maintain the Current Residence in good order and repair, normal wear and tear and damage or destruction by reason of fire or other casualty alone excepted.

iii. maintain fire, casualty, and general liability insurance with respect to the Current Residence, pursuant to policies that name Employer as an additional insured, with insurers and in such amounts as are approved by Employer, and will provide Employer with evidence of such insurance.

f. Employer will pay or reimburse Employee for all taxes, assessments, maintenance, repair, insurance and other expenses incurred with respect to the Current Residence after the Effective Date (the “Carrying Costs”).

g. This Agreement will constitute a lease of the Current Residence to Employer by Employee as of the Effective Date, and Employee will grant to Employer physical possession of the Current Residence as of the Effective Date. Employer is free to rent for its account the Current Residence to one or more tenants, and to retain any rental income received by reason thereof (the “Rental Income”). Such lease and Employer’s right to physical possession of the Current Residence pursuant to such lease will terminate on the date of the first to occur of the Option Closing or the Sale Closing.

h. Employee will list the Current Residence for sale with a duly licensed residential real estate brokerage firm approved by Employer.

i. Employee must approve any offer for sale of the Current Residence to a third-party purchaser, and upon approval by Employee of a third-party offer for sale of the Current Residence Employee and his spouse will enter into a purchase and sale agreement with the third-party purchaser for sale to the purchaser of the Current Residence.

j. In the event Employee fails to enter into a purchase and sale agreement for the sale of the Current Residence within one year after the Effective Date, Employer will have the option to purchase (the “Purchase Option”) the Current Residence from Employee, for a purchase price equal to the Deposit (the “Option Price”). Employer may exercise the Purchase Option by the delivery to Employee of written notice thereof (the “Exercise Notice”) at any time within 90 days following that day which is one year after the Effective Date. In the event Employer exercises the Purchase Option the closing of the purchase (the “Option Closing”) will take place at the date, time and location specified in the Exercise Notice. At the Option Closing (i) Employer may add to the Deed as grantee its name, or the name of another party designated by Employer, and (ii) the Option Price will be paid in full by a credit of the Deposit.

k. Upon the closing of the sale of the Current Residence by Employee to a third-party purchaser (the “Sale Closing”), the name of the purchaser will be entered on the Deed, and the Deed will be delivered to the purchaser by Uwharrie. At the Sale Closing the amount reflected on the “Gross Amount Due to Seller” line in the standard HUD-1 Settlement Statement prepared for a Sale Closing (the “Purchase Price”) will be delivered to Employer.

l. Upon the Option Closing or the Sale Closing the parties will determine the difference between:

i. the sum of (A) the purchase price actually paid for the Current Residence, which will be the Deposit in the event of an Option Closing or which will be the Purchase Price in the event of a Sale Closing, plus (B) any Rental Income, less (C) any Carrying Costs (in performing this calculation, any expenses that Employer has agreed to pay or reimburse pursuant to Section 2 will be added to the Purchase Price to the extent that they were subtracted in determining the Purchase Price, and they will be subtracted from the Carrying Costs to the extent that they were included in the Carrying Costs); and

ii. the Deposit.

If the result is a positive amount it will be paid to Employee by Employer, and if the result is a negative amount it will be paid to Employer by Employee.

4. Income Tax Treatment and Reporting. For federal and state income tax purposes the parties will (a) treat the amounts paid or reimbursed by Employer pursuant to Section 2 as compensation to Employee; (b) treat the payment of the Temporary Housing Costs by Employer as a loan to Employee; (c) treat the Deposit paid by Employer to Employee a deposit for the Purchase Option; (d) file all returns (including information returns) in accordance with such income tax treatment; and (e) make all withholdings as are appropriate in accordance with such income tax treatment.

5. Indemnification.

a. Employee will indemnify and hold harmless Employer, and Employer’s stockholders, affiliates, subsidiaries, directors, officers, employees, and agents, and its and their successors and assigns, from any and all loss, cost, or expense with respect to the Current Residence, including the claims of third parties by reason of personal injury or death occurring in or about the Current Residence, and reasonable attorneys’ fees with respect thereto, but excluding any such loss, cost, expense, or claims expressly assumed by Employer pursuant to this Agreement or as may occur by reason of the physical possession of the Current Residence by Employer.

b. Employer will indemnify and hold harmless Employee, and Employee’s spouse, heirs, and its and their successors and assigns, from any and all loss, cost, or expense with respect to the Current Residence, including the claims of third parties by reason of personal injury or death occurring in or about the Current Residence, and reasonable attorneys’ fees with respect thereto, to the extent such loss, cost, expense, or claims is expressly assumed by Employer pursuant to this Agreement or occurs by reason of the physical possession of the Current Residence by Employer.

6. Termination; Survival. This Agreement will terminate on the termination of the Employment Agreement (the “Termination Date”). In the event of the termination of this Agreement, (a) the provisions of Sections 2 and 3 will survive such termination for so long as is necessary to complete the matters contemplated thereby; and (b) the provisions of Section 1 and Sections 4 through 17 will survive such termination indefinitely.

7. Notices. Any notice provided or permitted to be given under this Agreement must be in writing, shall be given when actually received if transmitted by hand delivery, and shall be deemed given three (3) days after deposit or transmittal if deposited in the United States mail (which must be postage prepaid and registered or certified, with a return receipt requested) or if transmitted by Federal Express (with provision made for the fees thereof), and in the case of either method addressed as follows:

a.	If to Employer, to:

Uwharrie Capital Corp

Attn: Roger L. Dick

167 North Second Street

Post Office Box 338 (28002-0338)

Albemarle, North Carolina 28001

b.	If to Employee, to:

Brendan P. Duffey

167 North Second Street

Post Office Box 338 (28002-0338)

Albemarle, North Carolina 28001

A party may change its address for notice by giving notice thereof in the manner hereinabove provided.

8. Specific Performance. The parties agree that a breach or violation of any of the covenants under this Agreement will result in immediate and irreparable harm to the non-breaching party in an amount which will be impossible to ascertain at the time of the breach or violation and that the award of monetary damages will not be adequate relief to the non-breaching party. Therefore, the failure on the part of either party to perform all of the covenants established by this Agreement shall give rise to a right to the non-breaching party to obtain enforcement of this Agreement in a court of equity by a decree of specific performance or other injunctive relief. This remedy, however, shall be cumulative and in addition to any other remedy the non-breaching party may have.

9. Dispute Resolution.

a. If any dispute, claim or controversy arises out of or in connection with this Agreement or the breach thereof (the “Dispute”), the parties agree first to attempt in good faith to settle the Dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules. Thereafter, upon demand of any party hereto, any unresolved Dispute shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counter-claims, claims brought as class actions, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Agreement.

b. Arbitration shall be conducted under and governed by the Commercial Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Raleigh, North Carolina. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than One Million Dollars ($1,000,000). All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction.

c. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The arbitrators shall be appointed as provided in the Arbitration Rules.

10. Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise any right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach or default in the same or any other term or condition hereof.

11. Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or any such provision and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

12. Governing Law. This Agreement and the rights and obligations of the respective parties hereunder shall be governed by and interpreted and enforced in accordance with the laws of the State of North Carolina, excluding the conflicts of laws provisions thereof.

13. Headings. All headings herein are inserted for convenience and ease of reference only and are not to be considered in the construction or interpretation of any provision of this Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

15. Complete Agreement. This Agreement constitutes the complete and exclusive statement of the agreement between the parties with respect to the subject matter hereof, and replaces and supersedes all prior agreements by and among the parties or any of them with respect thereto, including without limitation those provisions of the Employment Agreement pertaining to Relocation Assistance. This Agreement supersedes all prior written and oral statements and no representation, statement or condition or warranty not contained in this Agreement shall be binding on the parties or have any force or effect whatsoever. Except as specifically superseded by this Agreement, the Employment Agreement shall remain in full force and effect.

16. Amendment. This Agreement may not be amended, altered or modified except by an instrument in writing signed by the parties hereto.

17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

[The Next Page is the Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EMPLOYER:

UWHARRIE CAPITAL CORP

/s/ Roger L. Dick
Roger L. Dick
President and CEO

EMPLOYEE:

/s/ Brendan P. Duffey
Brendan P. Duffey

Susan S. Duffey, the spouse of Employee, does hereby execute this Agreement as of the Effective date for the purpose of waiving her marital rights with respect to the Current Residence, this 4th day of February, 2009.

/s/ Susan S. Duffey
Susan S. Duffey